FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 14, 2008

ACROSS AMERICA REAL ESTATE EXCHANGE, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-52533	20-8097439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado 80202
 (Address of principal executive offices including zip code)

 (303) 893-1003
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to Across America Real Estate Exchange, Inc.

Item 5.02 Departure of Principal Officer; Election of Director; Appointment of Principal Officer

Effective October 10, 2008, Messrs. G. Brent Backman and Eric Balzer resigned from all offices at our Company, including their positions as directors. Prior to their resignations, Messrs. G. Brent Backman and Eric Balzer appointed Mr. Brian L. Klemsz as the sole director of our Company.

Mr. Klemsz has been elected as the President, Secretary-Treasurer and Chief Executive and Financial Officer of the Company.

Mr. Klemsz is also the President, Secretary-Treasurer, and a Director of Across America Financial Services, Inc. Since March, 2007, he has been the Chief Investment Officer of BOCO Investments, LLC, one of our shareholders. He was Chief Investment Officer for GDBA Investments, LLLP, a private investment partnership from May, 2000 until March, 2007. Mr. Klemsz received a Masters of Science in Accounting and Taxation in 1993 and a Masters of Science in Finance in 1990 from Colorado State University. He received his Bachelor of Science degree from the University of Colorado in 1981.

Item 9.01 Exhibit; Resignation Letters

October 10, 2008

To the Board of Directors
Across America Real Estate Exchange, Inc.

I resign from all offices of Across America Real Estate Exchange, Inc., effective immediately.

Very truly yours,

/s/ G. Brent Backman
G. Brent Backman

October 10, 2008

To the Board of Directors
Across America Real Estate Exchange, Inc.

I resign from all offices of Across America Real Estate Exchange, Inc., effective immediately.

Very truly yours,

/s/ Eric Balzer
Eric Balzer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on October 14, 2008.

ACROSS AMERICA REAL ESTATE EXCHANGE, INC.,

a  Colorado corporation

By:    /s/    Brian L. Klemsz
       Brian L. Klemsz, President, Chief Executive
       Officer,Chief Financial Officer and Director (Principal Executive,
       Accounting and Financial Officer)